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Exhibit 23.1


                                  [LETTERHEAD]


         July 27, 1999

         Board of Directors
         N.U. Pizza Holding Corporation
         16800 Devonshire Street, Suite 305
         Granada Hills, California 91344

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


         As independent public accountant, I hereby consent to the incorporation by reference in this Registration Statement of my report on the consolidated financial statements and financial statement schedule included in the annual report on Form 10-K of N.U. Pizza Holding Corporation and Subsidiaries for the year ended June 30, 1998 and references to my firm included in this Registration Statement.

         /s/ Bennett Block Accountancy Corporation
         ----------------------------------------------
         Bennett Block Accountancy Corporation


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